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                                                                    EXHIBIT 11.1

                  LATTICE SEMICONDUCTOR CORPORATION

                 COMPUTATION OF NET INCOME PER SHARE
                (In thousands, except per share data)
                          (unaudited)


                                                             Three Months Ended        Six Months Ended
                                                           ----------------------     -----------------------
                                                             Sept. 30,     Oct. 1,      Sept. 30,    Oct. 1,
                                                                1995        1994          1995         1994
                                                            ----------   ---------     ---------   ----------
Net income                                                  $    9,778   $   6,419     $  18,624   $   12,418
                                                            ----------   ---------     ---------   ----------
                                                            ----------   ---------     ---------   ----------

Weighted average common stock and common stock equivalents:

       Common stock                                             19,412      18,586        19,226       18,519
       Options and warrants                                        707         559           891          554
                                                            ----------   ---------     ---------   ----------
                                                                20,119      19,145        20,117       19,073
                                                            ----------   ---------     ---------   ----------
                                                            ----------   ---------     ---------   ----------
Net income per share                                        $     0.49   $    0.34     $    0.93   $     0.65
                                                            ----------   ---------     ---------   ----------
                                                            ----------   ---------     ---------   ----------
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